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Exhibit 22.3

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class CLASS A Holder Account Number Intermediary

Voting Instruction Form ("VIF") — Special Meeting to be held on
Tuesday, August 28, 2007

NON-REGISTERED (BENEFICIAL) HOLDERS

Notes to VIF:

1.
We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the Meeting and vote in person, your securities can be voted only by the appointees of Magna International Inc. named on the reverse side of this VIF, as proxy holder of the registered holder, in accordance with your instructions.

2.
We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.
If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.
This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.
If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you.

6.
When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment or postponement thereof.

8.
Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the accompanying Management Information Circular/Proxy Statement, including any cut-off time for receipt.

9.
Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.
By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

11.
If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.
This VIF should be read in conjunction with the accompanying Management Information Circular/Proxy Statement.

VIFs submitted must be received by 5:00 p.m. (Toronto Time) on Friday, August 24, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com	•	Complete, sign and date the reverse hereof.	•	Complete, sign and date the reverse hereof.
	1-866-732-VOTE (8683) Toll Free			•	Return this Proxy in the envelope provided	•	Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail, Internet or Fax are the only methods by which a holder may choose an appointee other than the Magna appointees named on the reverse of this VIF.

Instead of mailing this VIF, you may choose ONE of the three other voting methods outlined above to vote this VIF. Have this VIF in hand if you call.

If you vote by Telephone or the Internet, DO NOT mail back this VIF.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the "Corporation") hereby appoints Michael D. Harris, or failing him J. Brian Colburn, or failing him Louis Tonelli	OR	Print the name of the person you are appointing if this person is someone other than the Magna appointee(s) (see instructions 3 and 8 on reverse).

1.    Arrangement Resolution

The special resolution approving the plan of arrangement (the "Arrangement") under section 182 of the Business Corporations Act (Ontario) involving the Corporation, Open Joint Stock Company Russian Machines, the Stronach Trust, holding companies of certain members of Magna's executive management, and certain other parties as disclosed in the Circular, the full text of which is set forth in Appendix A to the Circular.	Vote FOR	☐	Vote AGAINST	☐

Signature(s)/Authorized Officer(s) — Sign Here — This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the approval of the special resolution authorizing the Arrangement.

Signature(s)
Date

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class CLASS B Holder Account Number Intermediary

Voting Instruction Form ("VIF") — Special Meeting to be held on
Tuesday, August 28, 2007

NON-REGISTERED (BENEFICIAL) HOLDERS

Notes to VIF:

1.
We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the Meeting and vote in person, your securities can be voted only by the apointees of Magna International Inc. named on the reverse side of this VIF, as proxy holder of the registered holder, in accordance with your instructions.

2.
We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these securities to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.
If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.
This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.
If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you.

6.
When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.

7.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment or postponement thereof.

8.
Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the accompanying Management Information Circular/Proxy Statement, including any cut-off time for receipt.

9.
Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10.
By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

11.
If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12.
This VIF should be read in conjunction with the accompanying Management Information Circular/Proxy Statement.

VIFs submitted must be received by 5:00 p.m. (Toronto Time) on Friday, August 24, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com	•	Complete, sign and date the reverse hereof.	•	Complete, sign and date the reverse hereof.
	1-866-732-VOTE (8683) Toll Free			•	Return this Proxy in the envelope provided	•	Fax to 1-866-249-7775 for within Canada and 416-263-9524 for outside of Canada.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail, Internet or Fax are the only methods by which a holder may choose an appointee other than the Magna appointees named on the reverse of this VIF.

Instead of mailing this VIF, you may choose ONE of the three other voting methods outlined above to vote this VIF. Have this VIF in hand if you call.

If you vote by Telephone or the Internet, DO NOT mail back this VIF.

To vote by Telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

Appointee(s)

The undersigned non-registered (beneficial) holder of Magna International Inc. (the "Corporation") herebyappoints Michael D. Harris, or failing him J. Brian Colburn, or failing him Louis Tonelli	OR	Print the name of the person you are appointing if this person is someone other than the Magna appointee(s) (see instructions 3 and 8 on reverse).

1.    Arrangement Resolution

The special resolution approving the plan of arrangement (the "Arrangement") under section 182 of the Business Corporations Act (Ontario) involving the Corporation, Open Joint Stock Company Russian Machines, the Stronach Trust, holding companies of certain members of Magna's executive management, and certain other parties as disclosed in the Circular, the full text of which is set forth in Appendix A to the Circular.	Vote FOR	☐	Vote AGAINST	☐
2. Class B Share Acquisition

The acquisition by the Corporation for cancellation of all the issued and outstanding Class B Shares (other than those indirectly owned by the Stronach Trust) in exchange for Cdn.$114.00 in cash per Class B Share (the "Class B Share Acquisition"), as more particularly described in sections 3.1(x) and (y) of the Plan of Arrangement, the full text of which is set forth in Appendix C to the accompanying Management Information Circular/Proxy Statement.	Vote FOR	☐	Vote AGAINST	☐

Signature(s)/Authorized Officer(s) — Sign Here — This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the approval of the special resolution authorizing the Arrangement and FOR the approval of the special resolution authorizing the Class B Share Acquisition.

Signature(s)
Date

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  Exhibit 22.3